UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of our stockholders was held on April 27, 2016. The proxy statement and solicitation pertaining to this meeting were previously filed with the Commission on March 18, 2016. Shares eligible to vote were 247,613,548 at the record date of February 26, 2016.

The tabulation of votes for each proposal voted on by stockholders was as follows:

Proposal 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
Mark S. Bartlett	177,858,566	3,557,701	138,026	33,953,333
Edward C. Bernard	178,627,888	2,773,880	152,525	33,953,333
Mary K. Bush	176,345,121	4,953,182	255,990	33,953,333
H. Lawrence Culp, Jr.	179,641,646	1,726,491	186,156	33,953,333
Dr. Freeman A. Hrabowski, III	177,576,631	3,810,133	167,529	33,953,333
Robert F. MacLellan	176,697,264	4,692,150	164,879	33,953,333
Brian C. Rogers	177,517,208	3,802,197	234,888	33,953,333
Olympia J. Snowe	178,875,953	2,539,783	138,557	33,953,333
William J. Stromberg	181,011,113	417,724	125,456	33,953,333
Dwight S. Taylor	177,110,386	4,086,548	357,359	33,953,333
Anne Marie Whittemore	178,570,224	2,823,662	160,407	33,953,333
Alan D. Wilson	178,560,433	2,852,668	141,192	33,953,333

Proposal 2: Advisory Vote on the Compensation Paid to our Named Executive Officers.

For	Against	Abstain	Broker Non-Vote
171,589,393	9,361,969	602,931	33,953,333

Proposal 3: Ratification of the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for 2016.

For	Against	Abstain	Broker Non-Vote
208,986,045	6,409,213	112,368	—

Proposal 4: Stockholder Proposal on Voting Matters Related to Climate Change.

For	Against	Abstain	Broker Non-Vote
14,534,943	157,001,372	10,017,978	33,953,333

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer
Date: April 28, 2016